UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2016

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2016, Adamis Pharmaceuticals Corporation (the “Company”) announced that it had entered into a Development, License and Commercialization Agreement (the “Agreement”) with Allergan plc’s wholly owned subsidiary, Watson Laboratories, Inc. (“Licensee”), regarding the Company’s Epinephrine Pre-filled Syringe (“PFS”) product candidate for the emergency treatment of anaphylaxis. As previously disclosed, the Company resubmitted its New Drug Application (“NDA”) pursuant to Section 505(b)(2) of the Food, Drug & Cosmetic Act, as amended (the “FDCA”), to the U.S. Food & Drug Administration (“FDA”) for marketing approval of the PFS product, the FDA accepted the resubmitted NDA for review, and pursuant to the Prescription Drug User Fee Act, the FDA provided the Company with an agency target action date of June 4, 2016, for responding to the NDA resubmission.

Under the terms of the Agreement, the Company granted Licensee exclusive commercial rights to market and sell the PFS product in the United States and related territories, with broad control concerning decisions relating to commercialization and marketing of the product. Licensee agreed to pay the Company an upfront payment and agreed to make additional potential regulatory, performance and sales based milestone payments which, together with the initial upfront payment, could total up to $32.5 million over the term of the Agreement, assuming FDA approval of the product and that all milestones are achieved over the term of the Agreement. If the FDA does not approve the NDA within the time period specified in the Agreement, Licensee has the right, but not the obligation, to terminate the Agreement, and if Licensee elects to terminate the Agreement then the upfront payment previously paid to the Company will be refunded. Licensee also has the right within certain periods of time specified in the Agreement to terminate the Agreement in certain circumstances and for certain reasons (not related to breach of the Agreement), including even if the FDA approves the NDA. Such termination by Licensee after FDA approval of the NDA does not require the return of any payments previously made by Licensee. Under the Agreement, Licensee agreed to pay double-digit royalties to the Company based on percentages of a formulaic net profit amount, as defined and calculated as provided in the Agreement, from net sales of the PFS product in the United States by Licensee or certain affiliated parties. The Company retains the right to commercialize the PFS product in the rest of the world.

Licensee will be responsible for the marketing and sales of the PFS product and will be responsible for marketing and sales costs. Licensee agreed to use commercially reasonable efforts to commence marketing and sale of the PFS product following regulatory approval, subject to various conditions and to the other provisions of the Agreement. The Agreement also covers development of certain related additional PFS product candidates and future activities and responsibilities by the Company and Licensee relating to those product candidates. The Company will be responsible for costs relating to the NDA and related regulatory materials and to regulatory filings and seeking regulatory approvals for products covered by the Agreement.

The Agreement includes a number of other customary provisions including representations and warranties, covenants, provisions dealing with product recalls, intellectual property and other matters, and agreements by the Company and Licensee to indemnify the other party for certain matters relating to the Agreement and the product.

Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations, including, but not limited to the following statements: the Company’s beliefs concerning the timing and outcome of the FDA’s review of the Company’s NDA relating to its Epinephrine PFS product candidate; the Company's beliefs concerning the ability of its product candidates to compete successfully in the market; future revenues expected from its product candidates, assuming that they are developed and approved for marketing by the FDA and other regulatory authorities; the amount of any future milestone payments that the Company may receive under the Agreement with the Licensee; the intellectual property protection that may be afforded by any patents or patent applications relating to its products and product candidates; and the receipt of adequate funding to support the Company’s activities. These statements are only predictions and involve known and unknown risks, uncertainties and other factors beyond the Company’s control, which may cause Adamis' actual results to be materially different from those anticipated by such forward-looking statements. There can be no assurances (i) that the FDA will approve the Company’s NDA relating to the PFS product, (ii) that Licensee will not terminate the Agreement if the FDA does not grant marketing approval for the PFS product within the periods described in the Agreement, (iii) that even if the FDA does grant marketing approval for the PFS product that Licensee will not terminate the Agreement for one or more other reasons permitted by the Agreement before the Company has received any royalty payments or additional milestone payments, (iv) that unexpected labeling, manufacturing, supply or other regulatory issues will not arise, (v) that Licensee will commercially introduce and market the PFS product even if approved, (vi) that the product will be commercially successful if introduced, or (vii) that any of the milestone payments contemplated by the Agreement will be made to the Company.

Under goals established in connection with the Prescription Drug User Fee Act, or PDUFA, the FDA’s guidance for the review and acting on resubmissions such as the Company’s resubmitted NDA is six months from the date of receipt of the resubmission, or June 4, 2016. However, the FDA’s review processes can extend beyond, and in some cases significantly beyond, anticipated completion dates due to the timing of the FDA’s review process, FDA requests for additional data, information, materials or clarification, difficulties scheduling an advisory committee meeting, FDA workload issues, extensions resulting from the submission of additional information or clarification regarding information already in the submission within the last three months of the target PDUFA date, or other reasons. As a result, the dates of regulatory approval, if obtained, and commercial introduction of the PFS product could be delayed beyond our expectations. There are no assurances that the FDA will grant marketing approval for our PFS product on or shortly after June 4, 2016, or at all. Certain additional risks, uncertainties, and other factors are described in greater detail in Adamis' filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, Adamis expressly disclaims any obligation to update any forward-looking statements.

Item 8.01 Other Events

The Company has issued a press release announcing the execution of the Development, License and Commercialization Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company, dated May 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 10, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer